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                                                                   EXHIBIT 10(f)

                          THE SHERWIN-WILLIAMS COMPANY
                       DEFERRED COMPENSATION SAVINGS PLAN
                      (1997/1999 AMENDMENT AND RESTATEMENT)

         The Sherwin-Williams Company, an Ohio corporation, hereby amends and restates in its entirety, effective as of April 1, 1997 except as otherwise specifically provided herein, The Sherwin-Williams Company Deferred Compensation Savings Plan ("Plan") which was originally established January 1, 1991 and amended pursuant to Amendment No. 1 effective January 1, 1993. The purpose of the Plan is to offer certain highly compensated employees a supplement to participation in The Sherwin-Williams Company Employee Stock Purchase and Savings Plan without the various limitations and restrictions imposed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended ("Code"), including the limitations and restrictions applicable to cash or deferred arrangements maintained under
Section 401(k) of the Code.

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         As used herein, the following words and phrases shall have the respective meanings set forth below unless a different meaning is plainly required by the context:

1.1 ACCOUNT(S). The account or accounts established and maintained by the Committee (or the person, group or entity designated by the Committee) to record a Participant's interest in the Plan as provided in Section 4.1.

1.2 ACCRUED BENEFIT. The balance of a Participant's or Beneficiary's Accounts, including contributions, income, gains and losses (whether or not realized) allocated or attributable thereto.

1.3 BENEFICIARY(IES). Any person or persons so designated in accordance with the provisions of Article VII.

1.4      BOARD.  The Board of Directors of the Company.

1.5 COMMITTEE. The committee which administers the Plan as provided for in Article IX.

1.6 COMMON STOCK. The common stock of the Company or any security into which such Common Stock may be changed by reason of: (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, separation, reorganization or partial or complete liquidation; or (c) any other corporate transaction or event having an effect similar to the foregoing.

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1.7      COMPANY. The Sherwin-Williams Company, a corporation duly organized and existing under the laws of the State of Ohio, and its corporate successors and assigns.

1.8 COMPANY BORROWING RATE. The Company Borrowing Rate shall be the then current borrowing rate of the Company, as determined by the Committee (or the person, group or entity designated by the Committee) in consultation with representatives of the Company.

1.9 COMPANY CONTRIBUTIONS. Contributions and/or allocations made in accordance with Section 4.3.

1.10 COMPANY CONTRIBUTIONS ACCOUNT. The account established and maintained pursuant to Section 4.1(a).

1.11 COMPANY STOCK FUND. The Company Stock Fund shall mean the Company Stock Fund established and maintained pursuant to The Sherwin-Williams Company Employee Stock Purchase and Savings Plan which consists primarily of Company Stock and such short-term investments as may be deemed appropriate by the Trustee to provide liquidity for the Company Stock Fund.

1.12     COMPENSATION.  Compensation shall mean:

         (a)      (i)      compensation paid by the Company to an Eligible
                           Employee during the taxable year ending with or within the Plan Year which is required to be reported as wages on the Eligible Employee's Form W-2; or

                  (ii) at the election of the Company, such other amounts paid to the Eligible Employee as determined in accordance with the regulations issued by the Secretary of the Treasury which do not discriminate in favor of Highly Compensated Employees (as such term is defined in the Stock Purchase Plan); and
         (b) compensation paid by the Company during the taxable year ending with or within the Plan Year which is not currently includible in the Eligible Employee's gross income by reason of the application of Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

1.13 DISTRIBUTION ACCOUNT. The Account established and maintained for a Participant pursuant to Section 4.1(c) with respect to the Participant's vested Accrued Benefit as of his Distribution Date.

1.14 DISTRIBUTION DATE. The date on which a Participant: (1) dies while in the active employ of the Company or (2) otherwise terminates his employment with the Company. Notwithstanding the foregoing, the Distribution Date of a Participant subject to Rule 16b-3 issued under the Securities Exchange Act of 1934 (or any successor rule to the same effect), if such transaction would not otherwise be exempt under such Rule 16b-3, shall be the date not less than six (6) months and one (1) day from the date on which Shadow Units


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         or fractions thereof were credited to or transferred from such
         Participant's Shadow Company Stock Fund Account.

1.15 EARNINGS. All cash Compensation payable by the Company to an Eligible Employee (before payroll deductions, salary reduction contributions or any other pre-tax deductions) during the Plan Year, for the period the Eligible Employee was a Participant, for services rendered after the Effective Date, but excluding any Compensation which might otherwise constitute Earnings, which Compensation is designated by the Company at the time of its authorization, or in the contract for its payment, as not constituting Earnings for purposes of the Plan; for example, severance pay and tuition aid.

1.16     EFFECTIVE DATE.  The effective date of the Plan is January 1, 1991.

1.17 ELIGIBLE EMPLOYEE. Any person employed by the Company, its affiliates or subsidiaries who is selected by the Committee, in its sole discretion, to participate in the Plan.

1.18 EMPLOYEE DEFERRALS. Contributions and/or allocations made in accordance with Section 4.2.

1.19 EMPLOYEE DEFERRALS ACCOUNT. The account established and maintained pursuant to Section 4.1(b).

1.20     ENROLLMENT DATE.  The first day of January, April, July and October.

1.21 KEY MANAGEMENT PLAN. The Sherwin-Williams Company Key Management Deferred Compensation Plan, as amended from time-to-time.

1.22 LONG TERM DISABILITY. An absence from work for a period in excess of two (2) years because of the inability of the Participant to perform the duties of the Participant's occupation or any substantial gainful occupation for which the Participant is qualified by reason of training, education and experience, as determined by the Committee on a uniform and consistent basis.

1.23 PARTICIPANT. Any person so designated in accordance with the provisions of Article II.

1.24 PLAN YEAR. The twelve (12) month period commencing January 1 of any year and ending on December 31 of the same year.

1.25 PRIME RATE. The prime rate as determined using the Federal Reserve Statistical daily subscription (FRRB - Select Interest Rate, Subscription - H15) is the primary source to calculate and attribute earnings to the Prime Rate Fund. On the first business day of each calendar month, the Prime Rate shall be calculated on the monthly average of the prime rate for the prior month, and the value divided by 365 days to arrive at the daily mil rate


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         value for purposes of attributing earnings to the Prime Rate Fund for the preceding calendar month. The daily mil rate shall be calculated to the one-millionth position.

1.26 PRIME RATE FUND. The investment fund established and maintained for a Participant with respect to any amounts of Accrued Benefit which are to be so invested pursuant to Section 4.4(a).

1.27 SHADOW COMPANY STOCK FUND. The investment fund established and maintained for a Participant with respect to any amounts of Accrued Benefit which are to be invested pursuant to Section 4.4(b).

1.28 SHADOW UNITS. A unit of measure equivalent to one (1) unit of the Company Stock Fund.

1.29 STOCK PURCHASE PLAN. The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, as amended from time-to-time.

1.30     TRUST.  A trust fund established pursuant to Section 8.1.

1.31 VALUATION DATE. If a business day, the date on which a transaction is requested, provided such request is received and confirmed prior to 4:00 p.m. EST; or if a request is received after 4:00 p.m. EST or on a non-business day, the next succeeding business day.

1.32 VESTING SERVICE. Any period of service for which an individual receives credit for vesting in accordance with the Stock Purchase Plan.


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                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         Participation in the Plan is voluntary. An Eligible Employee shall become a Participant in the Plan as of the first Enrollment Date occurring on or after the date which such Eligible Employee (1) is so designated by the Committee, in its sole discretion; and (2) elects to participate, in the manner designated by the Committee, but in no event later than the date participation hereunder is to commence. Once an Eligible Employee becomes a Participant, he shall remain a Participant (regardless of whether further Employee Deferrals or Company Contributions are made) until the later of: (i) his Distribution Date or
(ii) the date of his final payment if the Participant elects payments over a period of years pursuant to Article VI.



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                                   ARTICLE III
                                 VESTING SERVICE

3.1 VESTING UPON DEATH OR LONG TERM DISABILITY. If a Participant dies while in the employ of the Company or in the event of Long Term Disability, the Participant shall be deemed to be one hundred percent (100%) vested in his Accrued Benefit regardless of the Participant's Vesting Service at his date of death or at the time of Long Term Disability.

3.2 VESTING UPON TERMINATION. If a Participant terminates employment for any reason other than death or Long Term Disability, the Participant shall be vested in his Accrued Benefit as follows:
         (a) Each Participant shall at all times be one hundred percent (100%) vested in all amounts credited to his Employee Deferrals Account.
         (b) Each Participant shall acquire a vested interest in amounts credited to his Company Contributions Account, determined on the basis of the number of years of Vesting Service, according to the following schedule:

                        Years of
                       Vesting Service           Percentage Vested
                       ---------------           -----------------

                       Less than 3                         0%
                       3 but less than 4                  50%
                       4 but less than 5                  75%
                       5 or more                         100%

         (c) All interest and earnings credited to a Participant's Company Contributions Account shall at all times be one hundred percent (100%) vested.
         (d) Notwithstanding anything in Article X to the contrary, no Plan amendment changing the Plan's vesting schedule may reduce the vested percentage of a Participant's Accrued Benefit determined as of the later of the date the amendment is adopted or the date the amendment becomes effective.

3.3 FORFEITURES. As soon as practicable after the end of the calendar month in which the Participant's Distribution Date occurs, the Company shall distribute, in accordance with Article VI and subject to the remaining provisions of this Section 3.3, the value of all vested amounts credited to such Participant's Accounts. The Participant will forfeit the non-vested portion of his Accrued Benefit as of his Distribution Date. The aggregate of any forfeitures occurring in a Plan Year shall be used to reduce any Company Contributions to the Trust attributable to the Plan Year in which the forfeitures occurred. Any excess of forfeitures over the Company Contributions shall be applied as soon as practicable to reduce Company Contributions attributable to subsequent Plan Years.


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                                   ARTICLE IV
                                  CONTRIBUTIONS
                                  -------------

4.1 ESTABLISHMENT OF ACCOUNTS. The Committee shall establish and maintain the following Accounts, which shall reflect the interest, and any increases or decreases thereto, of each Participant in the Plan:
         (a) COMPANY CONTRIBUTIONS ACCOUNT. The Company Contributions Account maintained for each Participant shall be credited with all Company Contributions made on behalf of the Participant pursuant to Section 4.3.
         (b) EMPLOYEE DEFERRALS ACCOUNT. The Employee Deferrals Account maintained for each Participant shall be credited with all Employee Deferrals made on behalf of the Participant pursuant to Section 4.2.
         (c) DISTRIBUTION ACCOUNT. The Distribution Account shall, upon a Participant's Distribution Date, be credited with the vested portion of Participant's Accrued Benefit and his other Accounts charged accordingly. For all periods after the Distribution Date, with respect to any Company Contributions or Employee Deferrals contributed: (1) prior to January 1, 2000, the crediting rate for the Distribution Account shall be the Prime Rate; or (2) on or after January 1, 2000, the crediting rate for the Distribution Account shall be the Company
                Borrowing Rate.

4.2 EMPLOYEE DEFERRALS. A Participant may elect each calendar year to reduce his Compensation, and to receive instead a corresponding credit under the Plan as of each Valuation Date of not less than one percent (1%) and not more than seven percent (7%) of his estimated Earnings for the Plan Year plus any amounts in excess of seven percent (7%) which arise pursuant to Section 15.09(B) of the Stock Purchase Plan; provided, however that the sum of (i) a Participant's "Salary Reduction Contributions" made pursuant to Section 4.01 of the Stock Purchase Plan and (ii) a Participant's Employee Deferrals made pursuant to this Section, shall not exceed seven percent (7%) of the Participant's Earnings for the Plan Year except to the extent that any amounts in excess of seven percent (7%) arise pursuant to Section 15.09(B) of the Stock Purchase Plan. Except for a new Participant, a Participant's deferral election for a calendar year must be made before the calendar year begins and cannot be amended or revoked during the year. A new Participant's deferral election for the portion of the year following his Enrollment Date shall be made prior to the applicable Enrollment Date. Notwithstanding anything herein to the contrary, a Participant shall not be eligible to elect for any Plan Year to have Employee Deferrals made on his behalf unless such Participant first elects to have the maximum amount of "Salary Reduction Contributions" (as such maximum may be determined by the "Administration Committee" (as such term is defined in the Stock Purchase Plan) in accordance with terms of the Stock Purchase Plan) contributed to the Stock Purchase Plan pursuant to Section 4.01 of the Stock Purchase Plan, except to the extent such Employee Deferrals arise pursuant to Section 15.09(B) of the Stock Purchase Plan.


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4.3      FAILURE TO ELECT EMPLOYEE DEFERRALS. An Eligible Employee who fails to return a completed election form on or before the specified due date for the Plan Year in which he is eligible to become a Participant, shall be deemed to have elected not to participate in the Plan. A Participant who fails to return a completed election form on or before the specified due date for any subsequent Plan Year shall be deemed to have made the same election as was in effect just prior to the end of the preceding Plan year. The Participant shall also be deemed to have agreed to a reduction in his Compensation for the subsequent Plan Year equal to the amount of the Employee Deferrals deemed elected.

4.4      COMPANY CONTRIBUTIONS.
         (a) As of each Valuation Date, the Company shall credit the Company Contributions Account of each eligible Participant with an amount equal to fifty percent (50%) of the amount deferred by the Participant to his Employee Deferrals Account during the month ending on the applicable Valuation Date; provided, however, that the amount credited to a Participant's Company Contributions Account under this Section shall not exceed (i) three and one-half percent (3.5%) of the Participant's Earnings for such month ending on the applicable Valuation Date, less (ii) the Participant's "Company Contribution" for such month made pursuant to Section 6.01(b) of the Stock Purchase Plan; and that no Company Contributions shall be credited with respect to any amount deferred by the Participant to his Employee Deferrals Account pursuant to
                  Section 15.09(B) of the Stock Purchase Plan.
         (b) As of each Valuation Date, the Company shall credit the Company Contributions Account of each eligible Participant with an amount equal to the excess, if any, of:
                  (i) the amount which would have been allocated to the Company Contributions Account of an eligible Participant pursuant to the terms of the Stock Purchase Plan, including Section 6.01(c) of the Stock Purchase Plan, as of the end of such Valuation Date, if the provisions of the Stock Purchase Plan were administered without regard to the limitations and restrictions of the Code and without regard to any other limiting provisions under the Stock Purchase Plan, over
                  (ii) the amounts that were, in fact, allocated as of such Valuation Date to the account of such Participant pursuant to the terms of the Stock Purchase Plan.
         Notwithstanding anything in Section 4.3(b) to the contrary, if the "Administration Committee" of the Stock Purchase Plan determines that a portion of the bonus contribution made pursuant to Section 6.01(c) of the Stock Purchase Plan may be paid in cash to certain "Members" of the Stock Purchase Plan who are also Participants, then such amounts may be distributed in cash to each such Participant; provided, that the Participant elected to receive such portion of the bonus contribution in cash prior to the calendar year in which the distribution is made. Amounts credited under this Section to any Participant shall be computed in accordance with the foregoing and with the objective that such Participant should receive, in aggregate, under this Section 4.4 and the Stock Purchase Plan, the total


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         amount which would have been payable to that Participant solely pursuant to the terms of the Stock Purchase Plan had the limitations and restrictions of the Code not been applicable thereto and without regard to any other limiting provisions under the Stock Purchase Plan.

4.5 INVESTMENT FUNDS. The Committee shall establish the following investment funds under the Plan:
         (a) PRIME RATE FUND. The Prime Rate Fund shall accrue interest based on Prime Rate.
         (b) SHADOW COMPANY STOCK FUND. The Shadow Company Stock Fund shall be credited with a quantity of Shadow Units and fractions thereof (to the nearest thousandths) equal to the amount of units in the Company Stock Fund that could have been purchased with the amount of the Participant's Accrued Benefit credited to the Shadow Company Stock Fund on the Valuation Date.

4.6 INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time-to-time be required by law, or contained elsewhere in the Plan, each Participant, except as provided in Section 4.7 hereof, may direct the Company as to how his Accrued Benefit should be allocated between the Prime Rate Fund and the Shadow Company Stock Fund. A Participant's investment direction shall specify the percentage of his Accrued Benefit which is to be invested in each of the Prime Rate Fund and the Shadow Company Stock Fund. If a Participant fails to direct the investment of any of his Accrued Benefit, all such undirected amounts will be credited to the Shadow Company Stock Fund.

4.7 DIVERSIFICATION OF INVESTMENTS. Notwithstanding anything contained in the Plan to the contrary, a Participant who is eligible to diversify investments pursuant to Section 8.05(a) of the Stock Purchase Plan shall be permitted to direct the Company, beginning with the Plan Year following the Plan Year in which the Participant satisfies the age and service requirements set forth in Section 8.05(a) of the Stock Purchase Plan, to invest his Accrued Benefit allocated to the Shadow Company Stock Fund to the same extent and subject to the same limitations as set forth in such Section 8.05(a), in the investment funds made available for diversification pursuant to the Stock Purchase Plan, except that any such direction shall be given prior to the Plan Year for which such direction is to become effective. A Participant's investment direction shall specify the percentage of his Accrued Benefit which is to be invested in each of the investment funds. If a Participant fails to direct the investment of any of his Accrued Benefit, all such undirected amounts will be credited to the Shadow Company Stock Fund.


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                                    ARTICLE V
                             ENTITLEMENT TO BENEFITS
                             -----------------------

5.1 DEATH. If a Participant dies while in the employ of the Company, the full value of his Accrued Benefit, valued in accordance with Article VI, shall become payable to the Participant's designated Beneficiary as of his Distribution Date.

5.2 OTHER TERMINATIONS. If a Participant terminates employment for any reason other than death, the Participant shall become entitled to the vested portion of his Accrued Benefit, determined in accordance with the provisions of Section 3.2, and valued and payable according to the provisions of Article VI.

5.3 HARDSHIP DISTRIBUTIONS. After a Participant has five (5) years of Vesting Service and upon thirty (30) days prior written application effective as of the applicable Valuation Date but not more than once in any five (5) year period, a Participant may be permitted to make a withdrawal in cash from his Accounts on account of hardship in accordance with the following rules:
         (a) An application for an approval shall be made in writing on a form provided for such purpose by the Committee.
         (b) Withdrawals shall be approved only for an Unforeseeable Emergency. An "Unforeseeable Emergency" is a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of an event beyond the control of the Participant. Unforeseeable Emergencies shall not include obtaining funds to send a Participant's child to college or to purchase a home.
         (c) Withdrawals of amounts because of an Unforeseeable Emergency are limited to the amount reasonably necessary to satisfy the need.
         (d) Withdrawal shall not be permitted to the extent that such hardship is or may be relieved through any of the following means:
                   (i) Through reimbursement or compensation by insurance or otherwise;
                   (ii) By liquidation of the Participant's assets to the extent such liquidation would not itself cause severe financial hardship; or
                  (iii) By cessation of deferrals under the Plan.
         (e) If a hardship distribution is approved, the withdrawal shall be deemed to be made pro rata from the various investment funds held in his Accounts in the following order:
                   (i)   from his Company Contributions Account; and
                   (ii)  from his Employee Deferrals Account.

5.4 DEATH PRIOR TO COMPLETE DISTRIBUTION. If a Participant or Beneficiary dies before receiving a complete distribution of his vested Accrued Benefit under the Plan under any of the following circumstances:

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         (a)      without designating a Beneficiary therefor;
         (b) if there is no designated Beneficiary living upon the death of a Participant; or
         (c) if all such designated Beneficiaries die prior to the full distribution of his interest; then the undistributed balance of such vested Accrued Benefit shall be distributed to the Participant or Beneficiary's surviving spouse, if any, and if there is no surviving spouse, then to the Participant or Beneficiary's estate in the manner and such one or combination of the ways set forth in Section 6.2 as the Committee, in its sole discretion, shall determine.

5.5 FACILITY OF PAYMENT. Whenever and as often as any person entitled to payments hereunder shall be determined by the Committee, in its sole discretion, to be physically, mentally or legally incompetent or otherwise unable to apply such payments to his own best interest and advantage, the Committee, in its sole discretion, may direct all or any portion of such payments to be made in any one or more of the following ways: (I) directly to such person; (ii) to his legal guardian or representative; or (iii) to his spouse or to any other person responsible for the maintenance of such Participant, to be expended for his benefit. The decision of the Committee shall in each case be final and binding upon all persons in interest and neither the Company nor the Committee shall be under any duty to see to the proper application of such funds.

5.6 NOTICE. Each Participant and each Beneficiary of a deceased Participant shall file with the Committee from time-to-time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to such person at his last post office address filed with the Committee, or if no such address was filed with the Committee, then at his last post office address as shown in the Company's records, if any, shall be binding on such person for all purposes of the Plan and neither the Company nor the Committee shall be obligated to search for or ascertain the whereabouts of any Participant, former Participant or Beneficiary.

5.7 MISSING PARTICIPANTS/BENEFICIARIES. If all or any part of the interest of any Participant, former Participant or Beneficiary becomes distributable hereunder and the whereabouts of such Participant, former Participant or Beneficiary is then unknown to the Committee and the Committee fails to receive a claim for such distribution from the person entitled thereto or from any other person validly acting in his behalf within one (1) year thereafter, then such distribution may, in the discretion of the Committee, be disposed of as follows:
         (1) If the whereabouts of the person next entitled thereto is known to the Committee, or is disclosed to the Committee within a period of two (2) years thereafter, distribution may be made as though such Participant or Beneficiary had died at the end of said one (1) year period;
         (2) If the Committee is unable to complete distribution in the manner provided in paragraph (1) of this Section 5.7, but the whereabouts of one or more of the next of kin or surviving spouse of the Participant or former Participant whose interest hereunder is subject to distribution is known to the Committee, then distribution


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                  of such Accrued Benefits then remaining undistributed
                  hereunder may be made to any one or more or all of such next of kin and surviving spouse, and in such proportions, as the Committee determines;
         (3) If the Committee is unable to complete distribution pursuant to the provisions of either paragraph (1) or paragraph (2) of this Section 5.7 within the time limit therein designated, then at the end of the three (3) year period therein referred to the interest of such Participant or former Participant then remaining undistributed will be cancelled and no further payments with respect thereto will be made.
         If the last post office address of a Participant or Beneficiary, whose interest is subject to distribution by the terms of this Section 5.7 is known to the Committee, then the Committee will notify such person of any action contemplated by it pursuant to this Section 5.7, by letter addressed to him at such last known address.



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                                   ARTICLE VI
                            DISTRIBUTION OF BENEFITS
                            ------------------------

6.1 DETERMINING AMOUNT. Upon his Distribution Date, a Participant (or his Beneficiary) shall become entitled to receive his Accrued Benefit, to the extent then vested, in accordance with this Article VI. Determination of the amount to be distributed shall be based upon the valuation of the Participant's Accrued Benefit made as of the Valuation Date coincident with the Participant's Distribution Date.

6.2 FORM OF PAYMENT. The amount to which a Participant (or his Beneficiary) is entitled shall be distributed in cash. A Participant's vested Accrued Benefit will be paid by the Company to him or, in the event of his death, to the Participant's Beneficiary, in one of the following forms, as elected by the Participant:
         (a)      in a cash lump sum;
         (b) solely with respect to a Participant whose Accrued Benefit exceeds Ten Thousand and 00/100 Dollars ($10,000.00) as of his Distribution Date, in substantially equal monthly installments over a five (5) year period (sixty (60) monthly installments); or
         (c) solely with respect to a Participant whose Accrued Benefit exceeds Twenty-five Thousand and 00/100 Dollars ($25,000.00) as of his Distribution Date, in substantially equal monthly installments over either: (i) a ten (10) year period (one hundred twenty (120) monthly installments); or (ii) a fifteen
                  (15) year period (one hundred eighty (180) monthly installments);
         provided, however, the Committee shall have, in its sole discretion, the right to change the method of distribution selected by the Participant in the event the Committee determines it is in the best interest of the Company to do so. A Participant may elect the form of distribution in which the Participant's Accrued Benefit will be paid to such Participant or his Beneficiary, and may revoke such election and make a new election, at any time prior to the Participant's Distribution Date. If a Participant fails to elect a manner of payment, the Participant shall receive a cash lump sum. Upon the Distribution Date, an amount equal to the aggregate value (as determined in accordance with Section 6.1) of the Participant's Shadow Company Stock Fund, his Prime Rate Fund and any other investment funds made available for diversification, shall be credited to his Distribution Account and the Participant's Shadow Company Stock Fund, Prime Rate Fund and any other investment funds shall be eliminated. Amounts held pending distribution pursuant to this Section 6.2 shall continue to be credited with interest in accordance with the provisions of Section 4.1(c).

6.3 BENEFIT COMMENCEMENT DEADLINE. The payment of benefits under the Plan to each Participant will commence as soon as practicable after the Valuation Date on which such Participant's Distribution Date occurs.

                                   ARTICLE VII
                         BENEFICIARIES; PARTICIPANT DATA
                         -------------------------------

7.1 DESIGNATION OF BENEFICIARIES. A Participant may, by instrument in writing in the form prescribed by the Committee executed and delivered to the Committee designate a Beneficiary or Beneficiaries (who may be named contingently or successively) to whom his vested Accrued Benefit under the Plan shall be distributed in the event of his death prior to the full receipt of his interest under the Plan, and he may designate the proportions to be distributed to each such Beneficiary if more than one Beneficiary is designated. Any such designation may be revoked or changed by the Participant at any time and from time-to-time, by similar written instrument delivered in accordance with this Section
         7.1. Each designation will revoke all prior designations by the same Participant

7.2 ASSUMPTION OF DEATH. If the Committee, after reasonable inquiry, is unable within one (1) year to determine whether any Beneficiary did in fact survive the event that entitled him to receive distribution of any sum hereunder, it shall be conclusively presumed that such Beneficiary did in fact die prior to such event.

                                  ARTICLE VIII
                                    THE TRUST
                                    ---------

8.1 ESTABLISHMENT OF TRUST. The Company has established a trust fund for the purpose of providing a source from which to pay benefits under the Plan; provided, however, that the Trust is at all times subject to the claims of the Company's creditors in the event of the Company's insolvency or bankruptcy.

8.2 CONTRIBUTIONS TO THE TRUST. Company Contributions and Employee Deferrals shall be made to the Trust in one or more installments during the Plan Year or as soon as practicable after the close of the Plan Year, but in no event later than ninety (90) days after the close of the Plan Year. An amount equal to the interest, earnings and appreciation of Shadow Units shall be contributed to the Trust before the end of the calendar quarter immediately following the calendar quarter in which such interest, earnings and appreciation were credited in accordance with the terms of the Plan.

8.3 SPENDTHRIFT PROVISION. Although amounts held in the Trust are held subject to the claims of the Company's creditors in the event of the Company's insolvency or bankruptcy, no amount payable to a Participant or Beneficiary under the Plan will be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process by a Participant or Beneficiary, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. However, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery by the Plan of overpayment of benefits previously made to a Participant, or (iii) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

                                   ARTICLE IX
                                    COMMITTEE

9.1 COMPOSITION OF COMMITTEE. The Plan shall be administered by a Committee composed of not less than three (3) members of the Board, as shall from time-to-time be duly appointed by the Board and who shall thereafter serve, without compensation, until death, resignation or removal from such office. Any member of the Committee may resign at any time by notice in writing to the Company, and to the remaining members of the Committee. The Board may remove any member of the Committee at any time by written notice to him and to the remaining members of the Committee. In the event of the resignation, removal, death, inability or failure to act or continue to act of any member of the Committee at any time, a successor to such Member shall be appointed. It is the intention of the Company that there shall be at all times at least three Committee members acting hereunder, and that all vacancies shall be filled promptly. Nevertheless, in the event of and during any such vacancy, the remaining Committee members or member shall have and may exercise all powers of the Committee.

9.2 POWERS AND DUTIES OF COMMITTEE. Except as otherwise expressly provided in the Plan, the Committee shall have the full power and authority, within the limits provided by the Plan, to:
         (a) Construe the Plan and determine all questions arising in the administration of the Plan, including the power to determine the rights or eligibility of employees, Participants and Beneficiaries, and the amount of their respective interests, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan, and its good faith decisions and actions shall be final and binding upon all persons hereunder;
         (b) Adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of the Plan and consistent with its purposes;
         (c) Enforce the Plan, in accordance with its terms and the rules and regulations adopted by the Committee;
         (d) Delegate such of its authority as the Committee deems appropriate to Company representatives and third party service providers to facilitate the day-to-day administration of the Plan; and
         (e) Do all other acts which in its judgment are necessary or desirable for the proper and advantageous administration of the Plan.

9.3 COMMITTEE ACTION. The Committee shall act by the vote or concurrence of a majority of its members; but no member who is a Participant shall act on any matter that has particular reference to his own interest hereunder. No member of the Committee shall have any personal liability to anyone, either as such member or as an individual, for anything done or omitted to be done in good faith in carrying out the provisions of this Plan.

9.4 INDEMNIFICATION. In addition to such other rights of indemnification as the Committee members may have as members of the Board or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which the Committee members or any of one or more of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross misconduct in his duties; provided that within sixty (60) days after the institution of such action, suit or proceeding, such Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

                                    ARTICLE X
                                CHANGE OF CONTROL

         In the event of a Change of Control, the amounts to which Participants are entitled under Section 6.1 of this Plan shall be immediately distributed in a lump sum cash payment to Participants. For purposes of this Plan, a Change of Control shall be deemed to have occurred if:

         (i) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who or that, together with all Affiliates and Associates of such person, is the Beneficial Owner of ten percent (10%) or more of the shares of Common Stock of the Company then outstanding, except:
                  (A)      the Company;
                  (B) any of the Company's subsidiaries in which a majority of the voting power of the equity securities or equity interests of such subsidiary is owned, directly or indirectly, by the Company;
                  (C) any employee benefit or stock ownership plan of the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or
                  (D) any such person who has reported or may, pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations under the Exchange Act, report such ownership (but only as long as such person is the Beneficial Owner of less than fifteen percent (15%) of the shares of Common Stock then outstanding) on Schedule 13G (or any comparable or successor report) under the Exchange Act.
                  Notwithstanding the foregoing: (A) no person shall become the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause
                  (D) above) solely as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock then outstanding; provided, however, that if a person becomes the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which has the effect of increasing such person's percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such person shall be deemed to have triggered a Change of Control; and (B) if the Board of Directors determines that a person who would otherwise be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock has become such inadvertently (including, without limitation, because (1) such person was unaware that it Beneficially Owned ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock or (2) such person was aware of the extent of such beneficial ownership but such person acquired beneficial ownership of such shares of Common Stock without the intention to change or influence the control of the Company) and such person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such person would no longer be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above), then such person shall not be deemed to be, or have been, the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause
                  (D) above) of the shares of Common Stock, and no Change of Control shall be deemed to have occurred.
         (ii) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.
         (iii) There shall be consummated any consolidation, merger or other combination of the Company with any other person or entity other than:
                  (A) a consolidation, merger or other combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such consolidation, merger or other combination; or
                  (B) a consolidation, merger or other combination effected to implement a recapitalization and/or reorganization of the Company (or similar transaction), or any other consolidation, merger or other combination of the Company, which results in no person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
                           Act), together with all Affiliates and Associates of such person, becoming the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in Section 1(c)(i)(D)) of the combined voting power of the Company's then outstanding securities.
         (iv) There shall be consummated any sale, lease, assignment, exchange, transfer or other disposition (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company (including, without limitation, any such sale, lease, assignment, exchange, transfer or other disposition effected to implement a recapitalization and/or reorganization of the Company (or similar transaction)) which results in any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
                  Act), together with all Affiliates and Associates of such person, owning a proportionate share of such assets or earning power greater than the proportionate share of the voting power of the Company that such person, together with all Affiliates and Associates of such person, owned immediately prior to any such sale, lease, assignment, exchange, transfer or other disposition.
         (v) The shareholders of the Company approve a plan of complete liquidation of the Company.
         For purposes of this Article X, a person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, hereinafter "Exchange Act") shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "beneficially own" any securities:
         (i) which such person or any of such person's "Affiliates" or "Associates" (as such terms are defined in Rule 12b-2, as in effect on April 23, 1997, of the General Rules and under the Exchange Act) is considered to be a "beneficial owner" under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on April 23, 1997;
         (ii) which such person or any of such person's Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this Section 1(b)) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
         (iii) which are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate of such other person) with which such person (or any of such person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described in the proviso to this Section 1(b)) or disposing of any securities of the Company;
         provided, however, that a person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such person has the right to vote such security pursuant to an agreement, arrangement or understanding which (A) arises solely from a revocable proxy given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (B) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; and provided, further, that nothing in this Section 1(b) shall cause a person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition or such later date as the Board of Directors may determine in any specific case.

                                   ARTICLE XI
                                CLAIMS PROCEDURE

         Any Participant who believes that he is entitled to a benefit under the Plan which he has not received because the Committee has denied the benefit in whole or in part, may file with the Committee a written claim specifying the basis of his complaint and the facts upon which he relies in making such claim. Such claim must be signed by the claimant or his authorized representative and shall be deemed filed when received by the Committee. Unless such claim is allowed in total by the Committee, the Committee shall respond in writing to the claimant advising him of the total or partial denial of his claim. Such notice shall include:
         (a)      The reasons for denial of the claim;
         (b) Reference to the provisions of the Plan upon which the denial of the claim was based;
         (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material and information is necessary; and
         (d)      An explanation of the review procedure.
         Within six (6) months after the mailing of such notice of denial, the claimant can appeal such denial by filing with a special review committee appointed by the Committee his written request for the review of said claim. A special review committee shall consist of no less than three (3) disinterested parties to the claimant who are not part of the Committee. If an appeal is so filed within six (6) month period, the special review committee shall conduct a full and fair review of such claim and mail to the claimant not later than sixty (60) days after receipt of a request for review a written decision of the matter based upon the facts and pertinent provisions of the Plan. Such decision shall state the reason for the decision as well as references to the pertinent Plan provisions in which the decision is based. During the full review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing to the special review committee, or, if he requests a hearing, to present his case in person or by an authorized representative at a hearing scheduled by the special review committee. In the event the claimant requests a hearing, the time period for the special review committee to render a decision upon a claim shall be extended from sixty (60) to one hundred twenty (120) days after receipt of request for review.

                                   ARTICLE XII
                                    AMENDMENT
                                    ---------

         The Company, by written instrument executed by the Company, shall have the right to amend the Plan, at any time, including retroactively, and all parties claiming any interest thereunder shall be bound thereby.

                                  ARTICLE XIII
                                   TERMINATION
                                   -----------

13.1 RIGHT TO TERMINATE. The Company reserves the right, at any time, to terminate its obligation to make contributions to the Trust or to further credit Accounts. The Company also reserves the right, at any time, to suspend crediting Accounts for a fixed or indefinite period of time. The Company shall have the right to terminate or amend the Plan at any time in such manner and to such extent as the Company may in its sole discretion deem advisable and in the best interest of the Company.

13.2 AUTOMATIC TERMINATION OF CONTRIBUTIONS. The liability of the Company to make future contributions to the Trust or credit Accounts shall automatically terminate upon dissolution of the Company, upon its adjudication as bankrupt, or upon the making of a general assignment for the benefit of creditors.

13.3 ALLOCATION AND DISTRIBUTION. This Section shall become operative upon termination of the Plan. Upon the effective date of termination, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, and all interests of Participants not theretofore vested shall become immediately fully (100%) vested. The value of the Accrued Benefit of all Participants and Beneficiaries shall be determined and distributed to them as soon as practicable after the end of the quarter in which such termination occurs. All Participants shall receive distributions in a uniform manner in a cash lump sum. The provisions set forth in this Section shall be subject to such modification, including retroactively, without necessity of formal amendment to the Plan, as may be necessary, in the opinion of the Company, to cause the termination of the Plan and/or Trust, or to conform to any requirements of law.

                                   ARTICLE XIV
                                  MISCELLANEOUS
                                  -------------

14.1 EFFECT OF IRS DETERMINATION. Notwithstanding anything in this Plan to the contrary, in the event the Internal Revenue Service rules unfavorably as to the tax consequences of deferrals made under this Plan for any Plan Year, the Board may take any such action as it deems necessary or appropriate, including action to restore Participants to substantially the same position they would have enjoyed had this Plan not been effective for such Plan Year.

14.2 LIMITATIONS ON LIABILITY OF COMPANY. Neither the establishment of the Plan or Trust or any modification thereof, or the creation of any fund or account, or the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company or any officer or employee thereof, except as provided by law or by any Plan provision. The amounts in the Accounts shall remain the sole property of the Company unless and until required to be distributed in accordance with the provisions of the Plan, and shall not constitute a trust or be deemed to be held in trust for the benefit of any Participant or Beneficiary hereunder or their personal representative. The Company does not in any way guarantee the Trust or any Participant's Accrued Benefit from loss or depreciation. In no event shall the Company's employees, officers, directors or stockholders be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, the Trust or any contribution thereto or distribution therefrom.

14.3 ENFORCEABILITY. If any provision of this Plan is finally adjudicated by a court of competent jurisdiction as being illegal or unenforceable, this Plan shall be interpreted and administered as though said illegal or unenforceable provisions had been deleted from the Plan.

14.4 UNFUNDED PLAN. The Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The establishment of the Trust shall not cause this Plan to be deemed funded for purposes of ERISA.

14.5 PAYMENT OF ADMINISTRATIVE EXPENSES. Expenses incurred in the administration and operation of the Plan shall be paid by the Company.

14.6 GOVERNING LAW. The laws of the State of Ohio shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States.

14.7 NO RIGHT TO EMPLOYMENT. Participation under the Plan will not give any Participant the right to be retained in the service of the Company nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

14.8 PARTICIPANTS ARE GENERAL CREDITORS. All payments to be made hereunder shall be made in cash from the Trust or the general revenues and assets of the Company. To the extent that any Participant or other person acquires a right to receive payments under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

14.9 DECISIONS INVOLVING OWN BENEFITS. Notwithstanding any other provisions in Article IX, a Participant or Beneficiary, who has decision making or other administrative authority with respect to the Plan may not decide matters affecting his or her own benefits under the Plan as a Participant functioning in such capacity.

14.10 CONSTRUCTION. Where headings have been supplied for portions of the Plan, they have been supplied for convenience only and are not to be taken as limiting or excluding the meaning of any portion of the Plan. Whenever the word "person" appears in the Plan, it shall refer to both natural and legal persons. The singular or plural number or masculine, feminine and neuter gender shall each be deemed to include the other.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed and its seal to be affixed hereto, effective as of the 1st day of April, 1997, except as otherwise specifically provided herein.


ATTEST:                                     THE SHERWIN-WILLIAMS COMPANY

/s/                                         By:   /s/
----------------------------------                ------------------------------
                                            Title:
                                                  ------------------------------